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Exhibit 4.7    Aviva Executive Share Option plan

AVIVA plc

RULES OF THE AVIVA EXECUTIVE SHARE OPTION PLAN 2005

Shareholders’ Approval:	26 April 2005

Directors’ Adoption (subject to shareholders’ approval):	1 March 2005 (Main rules)

Expiry Date:	25 April 2010

Showing amendments to February 2010

One Silk Street
London EC2Y 8HQ

Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Ref J Cooper/N Keuning-Price

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Table of Contents

Contents		Page
1	Granting Options	345
2	Terms of Options	346
3	Option Price	346
4	Individual limits	347
5	Exercise and lapse - general rules	347
6	Exercise and lapse - exceptions to the general rules	347
7	Variations in share capital, demergers and special distributions	348
8	Takeovers and restructurings	349
9	Exchange of Options	350
10	Exercise of Options	351
11	General	352
12	Changing the Plan and termination	354
13	Definitions	355
Schedule 1 United Kingdom - Approved Options		356
Schedule 2 Executive Approved Options		359

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Rules of the Aviva Executive Share Option Plan 2005

1	Granting Options

1.1	Grantor

The Grantor of an Option must be:

1.1.1	the Company;

1.1.2	a Subsidiary; or

1.1.3	a trustee of any trust set up for the benefit of the employees of the Company and/or any Subsidiary.

Any Options granted under the Plan must be approved in advance by the Directors.

1.2	Eligibility

The Grantor may grant an Option to any employee (including an executive director who devotes substantially the whole of his working time to his duties) of the Company or any Subsidiary. However, unless the Directors consider that special circumstances exist, an Option may not be granted to an employee who on the Date of Grant:

1.2.1	has given or received notice of termination of employment, whether or not such termination is lawful; or

1.2.2	if this is lawful, is within six months of his anticipated retirement date1.

1.3	Timing of Option

Options may not be granted at any time after the Expiry Date and Options may only be granted within 42 days starting on any of the following:

1.3.1	the date of shareholder approval;

1.3.2	the day after the announcement of the Company’s results through a regulatory information service for any period;

1.3.3	any day on which the Directors resolve that exceptional circumstances exist which justify the grant of Options;

1.3.4	any day on which changes to the legislation or regulations affecting share plans are announced, effected or made; or

1.3.5	the lifting of Dealing Restrictions which prevented the granting of Options during any period specified above.

1.4	Performance Conditions

When granting an Option, the Grantor must make its exercise conditional on the satisfaction of one or more conditions linked to the performance of the Company. A Performance Condition must be objective and specified at the Date of Grant and may provide that an Option will lapse if a Performance Condition is not satisfied. The Grantor, with the consent of the Directors, may waive or change a Performance Condition in accordance with its terms or if anything happens which causes the Grantor reasonably to consider it appropriate.

1.5	Other conditions

The Grantor may impose other conditions when granting an Option. Any condition must be objective, specified at the Date of Grant and may provide that an Option will lapse if it is not satisfied. The Grantor, with the consent of the Directors, may waive or change a condition in accordance with its terms or in any way they see fit. Notwithstanding anything else in the Plan, an Option will only be exercisable to the extent that any condition is satisfied or waived.

1.6	Option certificates

Each Participant will receive a certificate setting out the terms of the Option as soon as practicable after the Date of Grant. The certificate may be the deed referred to in rule 2.1 (Terms of Options) or any other document, including a statement, and may be sent electronically. If any certificate is lost or damaged the Company may replace it on such terms as it decides.

1.7	No payment

A Participant is not required to pay for the grant of any Option.

1	This rule 1.2.2 is void under the Employment Equality (Age) Regulations 2006 and will not be applied.

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1.8	Disclaimer of Option

Any Participant may disclaim all or part of his Option within 30 days after the Date of Grant by notice in writing to any person nominated by the Grantor. If this happens, the Option will be deemed never to have been granted under the Plan. A Participant is not required to pay for the disclaimer. No cash consideration would be paid by the Company is this event.

1.9	Administrative errors

If the Grantor tries to grant an Option which is inconsistent with rule 4 (Individual limits) or rule 11.1 (Plan limits) the Directors have discretion to decide whether the Option will be limited and will take effect from the Date of Grant on a basis consistent with those rules.

2	Terms of Options

2.1	Terms

Options are subject to the rules of the Plan, any Performance Condition and any other condition imposed under rule 1.5 (Other conditions) and must be granted by deed. The terms of the Option, as determined by the Grantor, and approved by the Directors, must be specified in the deed and must include:

2.1.1	the number or value of Shares subject to the Option;

2.1.2	the Option Price;

2.1.3	any Performance Condition;

2.1.4	any other condition specified under rule 1.5 (Other conditions);

2.1.5	the period for exercise of the Option, unless specified in a Performance Condition;

2.1.6	whether the Participant is entitled to receive any cash or shares under rule 2.3 (Dividend equivalent); and

2.1.7	the Date of Grant.

2.2	Rights

Subject to rule 2.3 (Dividend equivalent), a Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option until the Shares are issued or transferred to the Participant except as set out in rule 10.6 (Rights attaching to Shares).

2.3	Dividend equivalent

Options will not include any rights in respect of dividends on the Shares comprised in the Option before Vesting, unless the Grantor, in its discretion, decides otherwise at the Option Date. The Grantor may, when granting an Option, determine that the Option will include the right to receive cash or Shares in respect of dividends, on such basis as the Grantor may, in its discretion, determine.

2.4	Transfer

A Participant may not transfer, assign or otherwise dispose of an Option or any rights in respect of it, if he does, whether voluntarily or involuntarily, then it will immediately lapse. This rule 2.4 does not apply to:

2.4.1	the transmission of an Option on the death of a Participant to his personal representatives; or

2.4.2	the assignment of an Option, with the prior consent of the Directors, subject to any terms and conditions the Directors impose.

3	Option Price

3.1	Setting the Option Price

The Grantor, with the consent of the Directors, will set the Option Price and state it on the Date of Grant.

The Option Price will be:

3.1.1	not less than the Market Value of a Share on the Date of Grant; and

3.1.2	if the Shares are to be subscribed, not less than the nominal value of a Share.

3.2	Market Value

“Market Value” on any particular day means:

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3.2.1	where Shares of the same class are admitted to the Official List of the UK Listing Authority and traded on the London Stock Exchange:

(i)	their middle market quotation on the immediately preceding Business Day; or

(ii)	if the Directors so decide, the average of the middle market quotation on the 3 immediately preceding Business Days.

The middle market quotation is taken from the Daily Official List of the London Stock Exchange;

3.2.2
where Shares of the same class are not admitted to the Official List of the UK Listing Authority, the market value of a Share calculated as described in Part VIII of the Taxation of Chargeable Gains Act 1992.

4	Individual limits

4.1	Salary limit

An Option must not be granted to an employee if it would cause the total amount payable on exercise of Options granted to him in the same financial year under the Plan to exceed the following limit.

The limit is 200% of the annual rate of his total basic salary at a date determined by the Directors from Members of the Group. “Basic salary” means gross salary before adjustment to take account of any flexible benefits and excludes bonuses and benefits in kind.

4.2	Currency conversion

Remuneration payable in a currency other than Sterling will be converted into Sterling in such manner as the Directors decide.

5	Exercise and lapse - general rules

5.1	Exercise

Subject to rule 5.2 (Lapse), rule 6 (Exercise and lapse - exceptions to the general rules) and rule 8 (Takeovers and restructurings) an Option can only be exercised:

5.1.1	on or after the third anniversary of its Date of Grant or such other date as the Directors may specify on the Date of Grant;

5.1.2	to the extent allowed by the Performance Condition or any other condition; and

5.1.3	if not prohibited by any Dealing Restriction.

5.2	Lapse

5.2.1	Unless rule 6 (Exercise and lapse - exceptions to the general rules) applies, an Option will lapse on the earliest of:

(i)	the date the Participant ceases to be an employee or director of a Member of the Group;

(ii)	any date specified in the Performance Condition; or

(iii)	the expiry of the Option Period, unless rule 6.1.1(iv)(Death) applies.

5.2.2
For the purposes of this rule 5.2 and rule 6 (Exercise and lapse – exceptions to the general rules), a Participant will not be treated as ceasing to be an employee or director of a Member of the Group until he ceases to be an employee or director of all Members of the Group or if he recommences employment with or becomes a director of a Member of the Group within 14 days and on such basis as the Directors, in their discretion, approve.

5.2.3	If a Participant ceases to be an employee or director of any Member of the Group for reasons involving misconduct, all his Options (whether vested or unvested) will lapse on such cessation.

5.2.4	In the event of any conflict, the provisions of these rules (including any schedules) which results in the Option ceasing to be exercisable or lapsing earliest will take precedence.

6	Exercise and lapse - exceptions to the general rules

6.1	Cessation of employment

6.1.1
If a Participant ceases to be an employee or director of any Member of the Group for any of the reasons set out below, then his Options will not lapse and may be exercised as described in rule 6.2 (Vested Options) and rule 6.3 (Unvested Options) and lapse as to the balance. The reasons are:

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(i)	retirement with the agreement of the Company;

(ii)	ill-health, injury or disability, as established to the satisfaction of the Company;

(iii)	the Participant’s employing company ceasing to be under the Control of the Company;

(iv)	a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group;

(v)	redundancy, only in circumstances which give rise to a redundancy payment;

(vi)	death;

(vii)	any other reason, if the Directors so decide in any particular case.

6.1.2
The Directors must exercise any discretion provided for in rule 6.1.1 within 30 days after cessation of the relevant Participant’s employment or office and the Option will lapse or become exercisable (as appropriate) on the earlier of the date on which the discretion is exercised and the end of the 30 day period.

6.2	Vested Options

6.2.1	This rule 6.2 applies where, as at the date the Participant ceases to be an employee or director, the Option was exercisable in accordance with rule 5 (Exercise and lapse - general rules).

6.2.2
The Participant may exercise the Option within 6 months after such cessation (12 months if rule 6.1.1(iv) (Death) applies), but not after the expiry of the Option Period unless rule 6.1.1(iv) (Death) applies. The Option may be exercised to the same extent as it was exercisable immediately before cessation of the Participant’s employment.

6.3	Unvested Options

6.3.1	This rule 6.3 applies where, as at the date the Participant ceases to be an employee or director, the Option was not exercisable in accordance with rule 5 (Exercise and lapse - general rules).

6.3.2
The Option may be exercised within 6 months (12 months if rule 6.1.1(iv) (Death) applies) after the date it would have become exercisable had there been no cessation of employment, but not after the expiry of the Option Period unless rule 6.1.1(iv) (Death) applies.

6.3.3
Unless the Directors decide otherwise, the number of Shares in respect of which the Option may be exercised will be reduced pro rata to reflect the number of days from the start of the Performance Period until the cessation of the Participant’s office or employment as a proportion of the number of days of the Performance Period.

6.4	Lapse

To the extent that any Option exercisable under this rule 6 is not exercised within the applicable period, it will lapse at the end of that period.

7	Variations in share capital, demergers and special distributions

7.1	Adjustment of Options

If there is:

7.1.1	a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital; or

7.1.2	a demerger (in whatever form) or exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988; or

7.1.3	a special dividend or distribution;

(i)	the number of Shares comprised in each Option; or

(ii)	the Option Price; or

(iii)	both,

may be adjusted in any way (including retrospective adjustments) which the Directors consider appropriate.

7.2	Nominal value

7.2.1	The Option Price of an Option to acquire existing Shares may be adjusted to a price less than nominal value. However, where Shares are to be subscribed, rule 7.2.2 must be followed.

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7.2.2
The Option Price of an Option to subscribe for Shares may be adjusted to a price less than nominal value only if the Directors resolve to capitalise the reserves of the Company, subject to any necessary conditions. This capitalisation will be of an amount equal to the difference between the adjusted Option Price payable for the Shares to be issued on exercise, and the nominal value of such Shares on the date of allotment of the Shares. If, at the time of exercise, the Directors do not resolve to capitalise the reserves of the Company for this purpose then the adjustment under this rule 7.2 will be deemed not to have taken place.

7.3	Notice

The Company may notify Participants of any adjustment made under this rule7.

8	Takeovers and restructurings

8.1	Takeover

8.1.1
Where a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares, Options will be exchanged under rule 9 (Exchange of Options) if:

(i)	an offer to exchange Options is made and accepted by a Participant; or

(ii)	the Directors, with the consent of the Acquiring Company, decide before a person obtains Control that the Options will be automatically exchanged.

8.1.2
To the extent that an Option is not exchanged under rule 9 (Exchange of Options), it may be exercised as set out in rule 8.1.4, but only to the extent determined under rule 8.1.3, and it lapses as to the balance.

8.1.3	Where rule 8.1.2 applies, an Option may be exercised to the following extent:

(i)
that the Performance Condition has been satisfied (as determined by the Directors in the manner specified in the Performance Condition or in such manner as they consider reasonable) over the period from the start of the Performance Period until the date the person obtains Control; and

(ii)	reduced pro rata to reflect the number of days from the start of the Performance Period until the date the person obtains Control as a proportion of the number of days of the Performance Period.

8.1.4	Where an Option becomes exercisable under rule 8.1.2, it may be exercised from the date the person making the offer to acquire Shares has obtained Control until the earlier of:

(i)	the date 3 months after the date on which the person has obtained Control; and

(ii)	6 weeks after the date on which a notice to acquire Shares under Section 981 of the Companies Act 2006 or any other equivalent local legislation is first served.

The Option will lapse at the end of that period.

8.2	Schemeof arrangement

8.2.1
When under Section 899 of the Companies Act 2006 a court sanctions a compromise or arrangement in connection with the acquisition of Shares, Options will be exchanged under rule 9 (Exchange of Options) if:

(i)	an offer to exchange Options is made and accepted by a Participant; or

(ii)	the Directors, with the consent of the Acquiring Company, decide before court sanction that the Options will be automatically exchanged.

8.2.2
To the extent an Option is not exchanged under rule 9 (Exchange of Options), it may be exercised as set out in rule 8.2.4, but only to the extent determined under rule 8.2.3 and lapses as to the balance.

8.2.3	Where rule 8.2.2 applies, an Option may be exercised to the following extent:

(i)
that the Performance Condition has been satisfied (as determined by the Directors in the manner specified in the Performance Condition or in such manner as they consider reasonable) over the period from the start of the Performance Period until the date of court sanction; and

(ii)	reduced pro rata to reflect the number of days from the start of the Performance Period until the date of court sanction as a proportion of the number of days of the Performance Period.

8.2.4	Where an Option becomes exercisable under rule 8.2.2, it may be exercised within 6 months after the date of the court sanction. Any Option not so exercised will lapse at the end of that period.

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8.2.5	This rule also applies where there is an equivalent procedure to Section 899 of the Companies Act 2006 under local legislation.

8.3	Demerger or other corporate event

8.3.1
If the Directors become aware that the Company is or is expected to be affected by any demerger, distribution (other than an ordinary dividend) or other transaction not falling within rule 8.1 (Takeover), or rule 8.2 (Scheme of arrangement) which, in the opinion of the Directors would affect the current or future value of any Option, the Directors may allow an Option to be exercised for such period as they determine but only to the extent determined under rule 8.3.2 and subject to any other conditions the Directors may decide to impose. The Option lapses as to the balance.

8.3.2	Where an Option becomes exercisable under rule 8.3.1, it may be exercised to the following extent:

(i)
that the Performance Condition has been satisfied (as determined by the Directors in the manner specified in the Performance Condition or in such manner as they consider reasonable) over the period from the start of the Performance Period until the date determined by the Directors; and

(ii)	reduced pro rata to reflect the number of days from the start of the Performance Period until the date determined by the Directors as a proportion of the number of days of the Performance Period.

8.3.3	The Company will notify any Participant who is affected by the Directors exercising their discretion under this rule.

8.4	Directors

In this rule, “Directors” means those people who were members of the remuneration committee of the Company immediately before the change of Control.

8.5	Overseas transfer

If a Participant is transferred to work in another country and, as a result of that transfer he would:

8.5.1	suffer a tax disadvantage in relation to his Options (this being shown to the satisfaction of the Directors); or

8.5.2
become subject to restrictions on his ability to exercise his Options or to hold or deal in the Shares or the proceeds of the sale of the Shares acquired on exercise because of the security laws or exchange control laws of the country to which he is transferred;

then if the Participant continues to hold an office or employment with a Member of the Group, the Directors may decide that the Options will become exercisable, to the extent they permit, on a date they choose before or after the transfer takes effect. The Directors will decide whether any balance of the Option will lapse.

9	Exchange of Options

9.1	Exchange

Where an Option is to be exchanged under rule 8 (Takeovers and restructurings), the exchange will take place as soon as practicable after the relevant event.

9.2	Exchange terms

Where a Participant is granted a new option in exchange for an existing Option, the new option:

9.2.1	must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company;

9.2.2	must be equivalent to the existing Option, subject to rule 9.2.4;

9.2.3	is treated as having been acquired at the same time as the existing Option and, subject to rule 9.2.4, is exercisable in the same manner and at the same time;

9.2.4	must either:

(i)	be subject to a performance condition which is, so far as possible, equivalent to any Performance Condition applying to the existing Option; or

(ii)
not be subject to any performance condition but be in respect of the number of shares which is equivalent to the number of Shares determined in accordance with rule 8.1.3 or rule 8.2.3 (as relevant), in which case the existing Option lapses as to the balance;

9.2.5
is governed by the Plan as if references to Shares were references to the shares over which the new option is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule 9.2.1.

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10	Exercise of Options

10.1	Exercise

A Participant can exercise his Option validly only in the way described in, and subject to, this rule 10.

10.2	Part exercise

10.2.1	Subject to any other restriction in the rules, an Option may be exercised in respect of all the Shares under the Option or only some of those Shares.

10.2.2	If an Option is exercised in part, and the balance remains exercisable, the Directors must on the surrender of the relevant certificate issue a balance certificate.

10.3	Manner of exercise

Options must be exercised by notice in a form specified by the Company and delivered to the Company or other duly appointed agent or by telephone, email or other electronic means approved by the Company. The notice of exercise of the Option must be completed, signed (in manuscript or in any other form that may be specified by the Company) by the Participant or by his appointed agent, and must be accompanied by:

10.3.1	the relevant option certificate (if required by the Company); and

10.3.2
correct payment in full of the Option Price for the number of Shares being acquired or details of arrangements agreed between the Participant and the Company made for the payment of the Option Price for the number of Shares being acquired.

10.4	Option Exercise Date

In this rule 10, the “Option Exercise Date” will be the date of receipt by the Company, or other duly appointed agent, of the documents and, if appropriate, the payment referred to in rule 10.3.2.

However:

10.4.1
if an option exercise notice is delivered before it has been ascertained whether the Performance Condition has been satisfied, the Option Exercise Date will be the date on which the satisfaction of the Performance Condition is ascertained, or the date on which the Performance Condition is waived; and

10.4.2	if any Dealing Restriction, prohibits the exercise of Options, the date when the Participant is permitted to exercise an Option.

10.5	Issue or transfer

Subject to rule 11.10 (Consents):

10.5.1	Shares to be issued following the exercise of an Option will be issued within 30 days of the Option Exercise Date.

10.5.2	If Shares are to be transferred, including transferred out of treasury, following the exercise of an Option, the Directors will procure this transfer within 30 days of the Option Exercise Date.

10.6	Rights attaching to Shares

10.6.1
Shares issued on the exercise of an Option will rank equally in all respect with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.

10.6.2
Where Shares are to be transferred, on the exercise of an Option, including transferred out of treasury, Participants will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. They will not be entitled to rights before that date.

10.7	Alternative ways to satisfy Options

The Directors may at any time determine not to procure the transfer or issue of Shares to a Participant who exercises his Option, but instead to pay to him (subject to the withholding provisions in rule 11.8) a cash amount. This cash amount must be equal to the amount by which the market value of the Shares in respect of which the Option is exercised exceeds the Option Price. Alternatively, the Directors may transfer or issue Shares to the value of that cash amount. If the Directors so determine, the Participant need not pay the Option Price or, if he has paid it, the Company will repay the Option Price to him.

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For the purposes of this rule, “market value” means:

10.7.1
the middle market quotation of a Share as derived from the Daily Official List of the London Stock Exchange on the Option Exercise Date (or the next Business Day if the Option Exercise Date is not a Business Day); or

10.7.2	such other value as the Directors may, in their discretion, determine.

11	General

11.1	Plan limits

11.1.1	Meaning of allocate

For the purposes of this rule 11 shares are “allocated” if they have been issued or may be issued for the purposes of satisfying an Option or other right to acquire Shares.

11.1.2	10% in 10 years limit

The number of Shares which may be allocated under the Plan on any day must not exceed 10 per cent of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other employee share plan operated by the Company.

11.1.3	5% in 10 year limit

The number of Shares which may be allocated under the Plan on any day must not exceed 5 per cent of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other discretionary employee share plan operated by the Company.

11.1.4	Exclusions

Where the right to acquire Shares is surrendered or lapses, the Shares concerned are ignored when calculating the limits in this rule 11.

11.2	Directors’ decisions final and binding

The decision of the Directors on the interpretation of the Plan or in any dispute relating to an Option or matter relating to the Plan will be final and conclusive.

11.3	Documents sent to shareholders

The Company may, at its discretion, send to Participants copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares.

11.4	Costs

The Company may ask a Participant’s employer to bear the costs in respect of an Option to that Participant.

11.5	Regulations

The Directors have the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

11.6	Terms of employment

11.6.1	For the purposes of this rule, “Employee” means any person who is or will be eligible to be a Participant or any other person.

11.6.2	This rule applies:

(i)	whether the Company has full discretion in the operation of the Plan, or whether the Company could be regarded as being subject to any obligations in the operation of the Plan;

(ii)	during an Employee’s employment or employment relationship; and

(iii)	after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.

11.6.3
Nothing in the rules or the operation of the Plan forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment relationship.

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11.6.4	The grant of Options on a particular basis in any year does not create any right to or expectation of the grant of Options on the same basis, or at all, in any future year.

11.6.5
No Employee is entitled to participate in the Plan, or be considered for participation in it, at a particular level or at all. Participation in one operation of the Plan does not imply any right to participate, or to be considered for participation in any later operation of the Plan.

11.6.6
Without prejudice to an Employee’s right in respect of an Option subject to and in accordance with the express terms of the Plan and the Performance Condition, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Option. Any and all discretions, decisions or omissions relating to the Option may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this rule.

11.6.7	No Employee has any right to compensation for any loss in relation to the Plan, including:

(i)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)	any exercise of a discretion or a decision taken in relation to an Option or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)	the operation, suspension, termination or amendment of the Plan.

11.6.8
Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of its rules, including in particular this rule. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire shares subject to and in accordance with the express terms of the Plan and the Performance Condition, in consideration for, and as a condition of, the grant of an Option under the Plan.

11.6.9
Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

11.6.10
Each of the provisions of this rule is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

11.7	Employee trust

The Company and any Subsidiary of the Company may provide money to the trustee of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 682 of the Companies Act 2006.

11.8	Withholding

The Company, Grantor, any employing company or trustee of any employee benefit trust may withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of Options. These arrangements may include the sale or reduction in number of any Shares on behalf of a Participant.

11.9	Data protection

By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to any Member of the Group, trustee or third party service provider for all purposes relating to the operation of the Plan. These include, but are not limited to:

11.9.1	administering and maintaining Participant records;

11.9.2	providing information to Members of the Group, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

11.9.3	providing information to future purchasers of the company or the business in which the Participant works;

11.9.4
transferring information about the Participant to a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as the Participant’s home country.

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11.10	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant will be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent.

11.11	Articles of association

Any Shares acquired under the Plan are subject to the articles of association of the Company from time to time in force.

11.12	Listing

If and so long as the Shares are listed and traded on the Official List of the UK Listing Authority and trades on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as possible.

11.13	Notices

11.13.1	Any notice or other document which has to be given to a person who is or will be eligible to be a Participant under or in connection with the Plan may be:

(i)	delivered or sent by post to him at his home address according to the records of his employing company; or

(ii)	sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him;

or in either case such other address which the Company considers appropriate.

11.13.2
Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place as the Directors or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the Participant.

11.13.3
Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

12	Changing the Plan and termination

12.1	Directors’ powers

Except as described in the rest of this rule 12, the Directors may at any time change the Plan in any way.

12.2	Shareholder approval

12.2.1
Except as described in rule 12.2.2, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Plan to the advantage of present or future Participants, which relates to the following;

(i)	the persons to or for whom Shares may be provided under the Plan;

(ii)	the limitations on the number of Shares which may be issued under the Plan;

(iii)	the individual limit for each Participant under the Plan;

(iv)	the determination of the Option Price;

(v)	any rights attaching to the Options and the Shares;

(vi)	the rights of a Participant in the event of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company;

(vii)	the terms of this rule 12.2.1.

12.2.2	The Directors can change the Plan and need not obtain the approval of the Company in general meeting for any minor changes:

(i)	to benefit the administration of the Plan;

(ii)	to comply with or take account of the provisions of any proposed or existing legislation;

(iii)	to take account of any changes to legislation; or

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(iv)	to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.

12.3	Notice

The Directors may give written notice of any changes made to any Participant affected.

12.4	Governing law and jurisdiction

English law governs the Plan and all Options and their construction. The English Courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Option.

13	Definitions

13.1	Meaning of words used

In these rules:

“Acquiring Company” means a person who obtains Control of the Company;

“Approved Option” means an Option granted under Schedule 1;

“Business Day” means a day on which the London Stock Exchange (or, if relevant and if the Directors determine, any stock exchange nominated by the Directors on which the Shares are traded) is open for the transaction of business;

“Company” means Aviva plc;

“Control” has the meaning given to it by Section 995 of the Income Tax Act 2007;

“Date of Grant” means the date which the Directors set for the grant of an Option;

“Dealing Restrictions” means restrictions imposed by statute, order, regulation or Governmental directive or by the Model Code, or any code adopted by the Company to comply with share dealing regulations;

“Directors” means, subject to rule 8.4 (Directors), the board of directors of the Company or a duly authorised committee;

“Executive Approved Options” means an Approved Option granted under Schedule 2;

“Expiry Date” means the 5th anniversary of shareholder approval of the Plan;

“Grantor” means the entity which is granting Options under the Plan;

“London Stock Exchange” means London Stock Exchange plc;

“Member of the Group” means:

(i)	the Company;

(ii)	its Subsidiaries from time to time; and

(iii)	any other company which is associated with the Company and is so designated by the Directors;

“Option” means a right to acquire Shares granted under the Plan;

“Option Period” means a period starting on the Date of Grant and ending at the end of the day before the 10th anniversary of the Date of Grant, or such shorter period as may be specified on the grant of an Option;

“Participant” means a person holding an Option or his personal representatives;

“Performance Condition” means any performance condition imposed under rule 1.4 (Performance Conditions);

“Performance Period” means the period in respect of which a Performance Condition is to be satisfied;

“Plan” means these rules known as “the Aviva Executive Share Option Plan 2005” as changed from time to time;

“Shares” means fully paid ordinary shares in the capital of the Company; and

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

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Schedule 1
United Kingdom – Approved Options

An Option may be granted as an Approved Option. If the Grantor decides to grant Approved Options, the main rules will apply to the Approved Options, subject to this Schedule 1.

The terms of Approved Options have been approved by HMRC under Schedule 4 of ITEPA under reference number X105430.

1	Eligibility to be granted Approved Options

Approved Options cannot be granted to anybody who is:

(i)	excluded from participation because of paragraph 9 of ITEPA (material interest provisions); or

(ii)	a director who is required to work less than 25 hours a week (excluding meal breaks) for the Company.

2	Shares subject to an Approved Option

The Shares subject to an Approved Option must satisfy paragraphs 16 to 20 of ITEPA. If the Shares cease to satisfy paragraphs 16 to 20 of ITEPA and the Directors notify HMRC that they wish Schedule 1 to be disapproved, the definition of the Option will continue in effect but the Option will cease to be an Approved Option and will be treated, for the purposes of the rules, as an Option granted under the main rules.

3	Performance Condition

The words “if appropriate” in rule 1.4 are deleted and replaced with “that a changed Performance Condition would be fairer and would be no more difficult to satisfy”.

4	Other conditions

The words “or in any way they see fit” in rule 1.5 are deleted for the purpose of this Schedule 1.

5	HMRC limit

The Grantor must not grant an Approved Option to an individual which would cause the aggregate market value of:

(i)	the Shares subject to that Approved Option; and

(ii)	the Shares which he may acquire on exercising other Approved Options; and

(iii)
the shares which he may acquire on exercising his options under any other HMRC approved discretionary share plan established by the Company or by any of its associated companies (as defined in paragraph 35 of ITEPA), to exceed the amount permitted under paragraph 6(1) of ITEPA (currently £30,000).  For the purposes of this paragraph, market value is calculated as at the date of grant of the options as described in the relevant plan rules.

If the Grantor tries to grant an Approved Option which is inconsistent with this paragraph 3, the Approved Option will be limited and will take effect from the Date of Grant on a basis consistent with the provisions of this paragraph 3.

6	Dividend Equivalents

Rules 2.1.6 and 2.3 shall not apply to Approved Options.

7	Transferring Approved Options

7.1	An Approved Option cannot be transferred, assigned or otherwise disposed of, except on the transmission of the Approved Option on the death of a Participant to his personal representatives.

7.2	Rule 2.4.2 does not apply in relation to Approved Options.

8	Market value

Rule 3.2.2 shall be amended by adding “and agreed in advance with HMRC and Assets Valuation”.

9	Variations in share capital, demergers and special distributions

9.1
Adjustments may not be made to Approved Options under rule 7 where there is a demerger (in whatever form), an exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988 or a special dividend or distribution.

9.2	No adjustment of Approved Options may be made under rule 7 without the prior approval of HMRC.

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10	Restrictions on exercise of an Approved Option

A Participant may not exercise an Approved Option while he is excluded from being granted an Approved Option under paragraph 9 of ITEPA (material interest provisions).

11	Cessation of employment

11.1	Specified Age and redundancy

For the purposes of paragraph 35A of ITEPA, the specified age is 55 and redundancy, for the purposes of rule 6.1.1(v), has the meaning given to that term by the Employment Rights Act 1996.

11.2	Retirement

Rule 6.1.1(i) is replaced with “retirement at normal retirement age or early retirement with the agreement of the Company.”

11.3	Death

If the Participant dies, the Approved Option may be exercised by his personal representatives within 12 months after his death, after which it will lapse.

12	Discretion on exercise and lapse of Approved Options

If the Directors exercise any discretion under rule 5, 6 or 8 in relation to an Approved Option, they must do so fairly and reasonably.

13	Exchange of Approved Options

Where rule 8.1.1 or 8.2.1 applies to the exchange of an Approved Option, the Participant will be deemed to have agreed to the exchange.

14	Demerger or other corporate event

In rule 8.3.1 the words “and subject to any other condition the Directors may decide to impose” are disapplied in relation to Approved Options.

15	Exchange of Approved Options

15.1	If HMRC approval of the terms of Approved Options is to be maintained, Approved Options can only be exchanged, as described in rule 9, if the Acquiring Company:

15.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)
the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

(ii)	all the Shares (or all those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

15.1.2
obtains Control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006 or other local sanction procedure which HMRC agrees is equivalent; or

15.1.3	becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006 or other local legislation which HMRC agrees is equivalent.

15.2	Approved Options must be exchanged within the period referred to in paragraph 26(2) of ITEPA and with the agreement of the company offering the exchange.

15.3	The new option will be in respect of shares which satisfy the conditions of paragraph 27(4) of ITEPA, in a body corporate falling within paragraph 16(b) or (c) of ITEPA).

16	Alternative ways to satisfy Options

Rule 10.7 does not apply to Approved Options.

17	Withholding

In rule 11.8, the last sentence “These arrangements may include the sale or reduction in number of any Shares on behalf of a Participant.” is deleted and replaced with “These arrangements may include the sale of any Shares acquired on exercise, unless the Participant discharges any liability that may arise himself”.

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18	Changing the terms of Approved Options

18.1
The Directors need not obtain the approval of the Company in general meeting for any minor changes which are necessary or desirable in order to obtain or maintain HMRC approval for the terms of Approved Options under ITEPA any other enactment.

18.2
If HMRC approval of Schedule 1 is to be maintained, any change to a key feature of Approved Options after the Plan (as constituted under this Schedule 1) has been approved under ITEPA will only have effect when it is approved by HMRC. A “key feature” is any provision necessary to meet the requirements of ITEPA.

19	Definitions

“ITEPA” means Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003;

“Subsidiary” must be under the Control of the Company.

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Schedule 2
Executive Approved Options

An Option may be granted as an Executive Approved Option. If the Grantor decides to grant Executive Approved Options, the main rules will apply to the Executive Approved Options, subject to this Schedule 2.

The terms of Executive Approved Options have been approved by HMRC under Schedule 4 of ITEPA under reference number X105541.

1	Eligibility to be granted Executive Approved Options

Executive Approved Options cannot be granted to anybody who is:

(i)	excluded from participation because of paragraph 9 of ITEPA (material interest provisions); or

(ii)	a director who is required to work less than 25 hours a week (excluding meal breaks) for the Company.

2	Grant of Executive Approved Options

On the grant of an Executive Approved Option, the Directors will determine that an Executive Approved Option will be subject to a condition set by the Directors under rule 1.5 (the ‘Condition’) and which will be applicable to Executive Approved Options only.

3	Shares subject to an Executive Approved Option

The Shares subject to an Executive Approved Option must satisfy paragraphs 16 to 20 of ITEPA. If the Shares cease to satisfy paragraphs 16 to 20 of ITEPA and the Directors notify HMRC that they wish Schedule 2 to be disapproved, the definition of the Option will continue in effect but the Option will cease to be an Executive Approved Option and will be treated, for the purposes of the rules, as an Option granted under the main rules.

4	Performance Condition

The words “if appropriate” in rule 1.4 are deleted and replaced with “that a changed Performance Condition would be fairer and would be no more difficult to satisfy”.

5	Other conditions

The words “or in any way they see fit” in rule 1.5 are deleted for the purpose of this Schedule 2.

6	HMRC limit

The Grantor must not grant an Executive Approved Option to an individual which would cause the aggregate market value of:

(ii)	the Shares subject to that Executive Approved Option; and

(ii)	the Shares which he may acquire on exercising other Executive Approved Options; and

(iii)
the shares which he may acquire on exercising his options under any other HMRC approved discretionary share plan established by the Company or by any of its associated companies (as defined in paragraph 35 of ITEPA), to exceed the amount permitted under paragraph 6(1) of ITEPA (currently £30,000).  For the purposes of this paragraph, market value is calculated as at the date of grant of the options as described in the relevant plan rules.

If the Grantor tries to grant an Executive Approved Option which is inconsistent with this paragraph 6, the Executive Approved Option will be limited and will take effect from the Date of Grant on a basis consistent with the provisions of this paragraph 6.

7	Dividend Equivalents

Rules 2.1.6 and 2.3 of the Plan shall not apply to Executive Approved Options.

8	Transferring Executive Approved Options

8.1
An Executive Approved Option cannot be transferred, assigned or otherwise disposed of, except on the transmission of the Executive Approved Option on the death of a Participant to his personal representatives.

8.2	Rule 2.4.2 does not apply in relation to Executive Approved Options.

9	Market value

Rule 3.2.2 shall be amended by adding “and agreed in advance with HMRC Shares and Assets Valuation”.

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10	Variations in share capital, demergers and special distributions

10.1
Adjustments may not be made to Executive Approved Options under rule 7 where there is a demerger (in whatever form), an exempt distribution by virtue of Section 213 of the Income and Corporation Taxes Act 1988 or a special dividend or distribution.

10.2	No adjustment of Executive Approved Options may be made under rule 7 without the prior approval of HMRC.

11	Restrictions on exercise of an Executive Approved Option

A Participant may not exercise an Executive Approved Option while he is excluded from being granted an Executive Approved Option under paragraph 9 of ITEPA (material interest provisions).

12	Cessation of employment

12.1	Good leavers

If the Option Holder ceases to be an employee or director of any Member of the Group in circumstances in which rule 6.1.1 applies, the Executive Approved Option will neither become exercisable nor lapse as described in rule 6 but will continue in effect until it becomes exercisable in accordance with this Schedule 2 or lapses. For the avoidance of doubt, the Condition will continue to apply.

12.2	Specified Age and redundancy

For the purposes of paragraph 35A of ITEPA, the specified age is 55 and redundancy, for the purposes of rule 6.1.1(v), has the meaning given to that term by the Employment Rights Act 1996.

12.3	Retirement

Rule 6.1.1(i) is replaced with “retirement at normal retirement age or early retirement with the agreement of the Company.”

12.4	Death

If the Participant dies, the Executive Approved Option may be exercised by his personal representatives within 12 months after his death, after which it will lapse.

13	Exercise of Executive Approved Options

13.1	The Executive Approved Option will only be exercisable in the circumstances and to the extent described in this Schedule 2 and the Condition.

13.2	The “Executive Approved Option Exercise Date” is the latest of:

13.2.1
the date on which the Directors determine whether and to what extent the Condition has been satisfied (which the Directors will do as soon as reasonably practicable after the end of the period over which the Condition is tested);

13.2.2	the third anniversary of the Date of Grant; and

13.2.3
if relevant, a date determined by the Directors which is as soon as reasonably practicable after the first date on which exercise of the Executive Approved Option is not prohibited by any Dealing Restriction.

13.3	Subject to paragraphs 13.4 and 13.6, the Executive Approved Option will be exercised to the extent described in the Condition with effect from the Executive Approved Option Exercise Date.

13.4	Unless the Participant notifies the Company in writing before the Executive Approved Option Exercise Date that he wishes to fund the Option Price himself, the following will apply:

13.4.1	The Participant promises to pay the Option Price payable to exercise the Executive Approved Option to the relevant extent.

13.4.2
The Participant authorises the Company or any other grantor of the Option to sell, on exercise, as many of the Shares in respect of which he is entitled to exercise the Executive Approved Option as may be necessary to raise proceeds equal to the Option Price and any applicable share dealing costs or other costs of sale.

13.4.3	The Participant authorises those proceeds to be retained by or paid to the Company or other grantor in satisfaction of the Option Price and share dealing costs and other costs of sale.

13.4.4
The Executive Approved Option will be exercised automatically without any further action by the Option Holder. However, if it is not possible to arrange for the sale of Shares as set out in paragraph 13.4.2 because the anticipated proceeds of sale would not be sufficient to fund the Option Price, the Executive Approved Option will not be exercised.

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13.5	If the Participant notifies that he wishes to fund the Option Price himself as described in paragraph 13.4, his Executive Approved Option will only be exercised if:

13.5.1	he pays the Option Price to the Company or other grantor in cleared funds by no later than the Business Day immediately preceding the Executive Approved Option Exercise Date; and

13.5.2	the Market Value of a Share on the Executive Approved Option Exercise Date is more than the Option Price.

13.6	Unless the Participant directs otherwise, an Executive Approved Option will not be exercised if a liability to income tax for the Option Holder would arise on the exercise.

14	Lapse of Executive Approved Option

To the extent it has not been exercised or lapsed earlier under any other provision of the rules, the Executive Approved Option will lapse on the Business Day following the Executive Approved Option Exercise Date or on any earlier date set out in the Condition.

15	Discretion on exercise and lapse of Executive Approved Options

If the Directors exercise any discretion under rule 5, 6 or 8 in relation to an Executive Approved Option, they must do so fairly and reasonably.

16	Takeovers and restructurings

16.1	If an Executive Approved Option becomes exercisable by virtue of rules 8.1, 8.2, 8.3 or 8.5 and

16.1.1	the date on which the Executive Approved Option becomes exercisable is on or after the third anniversary of the Date of Grant; or

16.1.2
no liability to income tax would arise on exercise of the Option on that date by virtue of section 524 of ITEPA (which allows for exercise of options within six months of ceasing to be an employee by virtue of injury, disability, redundancy, retirement at or after the Specified Age);

paragraph 13 will apply as if that date were the Executive Approved Option Exercise Date. For the avoidance of doubt, the Condition will continue to apply.

16.2
If an Executive Approved Option would become exercisable by virtue of the rules mentioned in paragraph 16.1 but the other conditions specified above in paragraphs 16.1.1 and 16.1.2 are not met, the Executive Approved Option will lapse on the date on which it would otherwise have become exercisable (except to the extent it is exchanged under rule 9).

16.3	If an Executive Approved Option is exchanged under rule 9, the Condition will apply to the new option.

17	Demerger or other corporate event

In rule 8.3.1 the words “and subject to any other condition the Directors may decide to impose” are disapplied in relation to Executive Approved Options.

18	Exchange of Executive Approved Options

18.1	Where rule 8.1.1 or 8.2.1 applies to the exchange of an Executive Approved Option, the Participant will be deemed to have agreed to the exchange.

18.2	If HMRC approval of the terms of Executive Approved Options is to be maintained, Executive Approved Options can only be exchanged, as described in rule 9, if the Acquiring Company:

18.2.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)
the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

(ii)	all the Shares (or all those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

18.2.2
obtains Control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006 or other local sanction procedure which HMRC agrees is equivalent; or

18.2.3	becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006 or other local legislation which HMRC agrees is equivalent.

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18.3	Executive Approved Options must be exchanged within the period referred to in paragraph 26(2) of ITEPA and with the agreement of the company offering the exchange.

18.4	The new option will be in respect of shares which satisfy the conditions of paragraph 27(4) of ITEPA, in a body corporate falling within paragraph 16(b) or (c) of ITEPA).

19	Alternative ways to satisfy Options

Rule 10.7 does not apply to Executive Approved Options.

20	Withholding

In rule 11.8, the last sentence “These arrangements may include the sale or reduction in number of any Shares on behalf of a Participant.” is deleted and replaced with “These arrangements may include the sale of any Shares acquired on exercise, unless the Participant discharges any liability that may arise himself”.

21	Changing the terms of Executive Approved Options

21.1
The Directors need not obtain the approval of the Company in general meeting for any minor changes which are necessary or desirable in order to obtain or maintain HMRC approval for the terms of Executive Approved Options under ITEPA any other enactment.

21.2
If HMRC approval of Schedule 2 is to be maintained, any change to a key feature of Executive Approved Options after the Plan (as constituted under this Schedule 2) has been approved under ITEPA will only have effect when it is approved by HMRC. A “key feature” is any provision necessary to meet the requirements of ITEPA.

22	Definitions

“ITEPA” means Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003;

“Subsidiary” must be under the Control of the Company.